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                                                                     EXHIBIT 4.3

                    INVESTOR RIGHTS AND SHAREHOLDER AGREEMENT

     This Investor Rights and Shareholder Agreement (this "Agreement") is entered into as of April 18, 2001, among LIQUIDMETAL TECHNOLOGIES, a California corporation (the "Company"), ATI HOLDINGS, LLC, a Delaware limited liability company ("ATI"), ALLOY INVESTORS, INC., a Florida corporation ("Alloy Investors"), ALLOY VENTURES, LLP, a Florida limited liability limited partnership (the "Partnership"), and any additional shareholders of the Company that may become parties to this Agreement (together with the Partnership, the "Shareholders").

                                    RECITALS

     WHEREAS, the Partnership has executed a Common Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which the Partnership has agreed to purchase shares of the Company's common stock, no par value (the "Common Stock");

     WHEREAS, this Agreement is being executed and delivered pursuant to Section
4.4 of the Stock Purchase Agreement;

     WHEREAS, the Company and the Shareholders deem it in the best interests of the Company to enter into this Agreement; and

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings ascribed to them when used in this Agreement:

     "Commission" means the United States Securities and Exchange Commission.

     "Common Shares" means shares of Common Stock of the Company that have not been sold to the public (i) pursuant to a registration statement declared effective by the Commission or (ii) after a Public Offering, pursuant to Rule 144.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any Permitted Transferee to whom rights under Section 5 have been duly assigned in accordance with Section 5.g of this Agreement.

     "Investor Shares" means, at any time, (i) any Common Shares acquired pursuant to the Stock Purchase Agreement; (ii) any Common Shares that are issued upon the exchange of Series A Convertible Preferred Stock of LMG pursuant to that certain Share

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Exchange Agreement of even date herewith between the Company and the
Partnership, (iii) any other Securities which are deemed by an amendment to this Agreement to be "Investor Shares", and (iv) any Securities then outstanding that were issued as, or were issued directly or indirectly upon the conversion or exercise of other Securities issued as, a dividend or other distribution with respect to or in replacement of any Securities referred to in (i), (ii), or
(iii). For purposes of this Agreement, the calculation of the number of Investor Shares (to the extent such Investor Shares are not Common Shares) shall be determined on an as-converted basis into Common Shares.

     "LMG" means Liquidmetal Golf, a California corporation.

     "Permitted Transferee" means a lineal descendant, spouse, or parent of a Holder who is a natural person, or, in the event of a transfer upon the Holder's death, the executor or personal representative of the Holder's estate.

     "Person" means an individual, corporation, partnership, limited liability company, limited partnership, syndicate, person (including, without limitation, a "Person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government, political subdivision, agency or instrumentality of a government.

     "Public Offering" means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act.

     "Registrable Securities" means (i) all Common Shares issued or issuable pursuant to the Stock Purchase Agreement; (ii) any Common Shares that were issued upon the exchange of Series A Convertible Preferred Stock of LMG pursuant to that certain Share Exchange Agreement of even date herewith between the Company and the Partnership, (iii) any other Securities which are deemed by an amendment to this Agreement to be "Registrable Securities," and (iv) any shares of the Common Stock of the Company issued in connection with any stock split, stock dividend, recapitalization or similar event occurring with respect to the Investor Shares. Notwithstanding the foregoing, a Security shall cease to be a "Registrable Security" upon the transfer or assignment of such Security by the Holder thereof, except for a transfer without consideration to a Permitted Transferee.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

     "Rule 144" means Rule 144 (including Rule 144(k)) of the Commission under the Securities Act or any similar provision then in force under the Securities Act.

     "Securities" means Common Shares or shares of capital stock or other securities directly or indirectly exercisable for, or convertible into, Common Shares; provided, however, that Securities shall not include any securities which have been sold to the public pursuant to a registration statement declared effective by the Commission or, after a Public Offering, pursuant to Rule 144.

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     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, as the same shall be in effect from time to time.

     2. Disposition of Securities. Investor Shares may be transferred by the holders thereof, subject to the restrictions set forth in Section 3 below, provided that, as a condition precedent to any transfer of Investor Shares (a) any Investor Shares so transferred shall remain subject to all of the restrictions set forth in this Agreement, including the restrictions set forth in Section 3 below, and (b) the transferee must agree to be bound by this Agreement to such extent as if the transferee were the shareholder originally a party hereto and must sign a counterpart signature page hereto for such purpose. Any transfer or assignment of Investor Shares in violation of this Agreement will be void ab initio and will have no force and effect.

     3.   Restrictions on Transfer.

          a. Legends. The certificates representing the Investor Shares will bear substantially the following legend:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION. THESE SECURITIES ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN AN INVESTOR RIGHTS AND SHAREHOLDER AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR DISPOSITION IN CONFLICT WITH THE INVESTOR RIGHTS AND SHAREHOLDER AGREEMENT IS VOID AND OF NO LEGAL FORCE, EFFECT OR VALIDITY WHATSOEVER.

          b. Securities Act. No holder of Investor Shares may sell, transfer, or dispose of any of such Investor Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

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          c. Holdback Agreements. Each holder of Investor Shares agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, (i) during the seven (7) days prior to, and during the one hundred and eighty (180) days following, the effective date of an initial Public Offering, (except as part of such underwritten registration), or (ii) during the seven (7) days prior to, and during the ninety (90) days following, the effective date of any underwritten Public Offering other than an initial Public Offering, (except as part of such underwritten registration), in each case unless the underwriters managing the Public Offering otherwise agree. Each holder of Investor Shares agrees to enter into customary lock-up agreements consistent with the foregoing if requested by any underwriter of any such Public Offering. For purposes of this Section 3.c only, following an initial Public Offering, the term Investor Shares shall not include any shares which have been
(a) disposed of pursuant to an effective registration statement under the Securities Act or (b) sold pursuant to Rule 144.

          d. Right of First Refusal. In addition to the other restrictions set forth in this Agreement, a Shareholder may not sell, transfer, assign, or otherwise dispose (other than a transfer without consideration to a Permitted Transferee or a sale in a public offering pursuant to Section 5 hereof) of all or any part of the Investor Shares now or hereafter owned by such Shareholder without first offering to sell such Investor Shares to the Company in the manner hereinafter described.

               i. The offer by the transferring Shareholder to the Company shall be a written offer to sell all of the Investor Shares proposed to be by transferred by the transferor, to which shall be attached a statement of intention to transfer, the name and address of such prospective transferee, the number of Investor Shares involved in the proposed transfer, and the terms of such transfer. The Company shall be entitled to purchase the offered Investor Shares at the price per share in cash offered by the prospective transferee.

               ii. Within thirty (30) days after the receipt by the Company of such offer, the Company may, at its option, elect to purchase all, but not less than all, of the Investor Shares proposed to be transferred by the transferor. The Company shall exercise its election to purchase the Investor Shares by giving notice thereof to the transferor. The notice shall specify a date for the closing of the purchase which shall be not more than thirty (30) days after the date of the giving of such notice.

               iii. If the offer to sell is not accepted by the Company, the transferor may make a bona fide transfer to the prospective transferee named in the statement attached to the offer, such transfer to be made only in strict accordance with the terms therein stated. However, if the transferor shall fail to make such transfer within thirty (30) days following the election by the Company not to accept such offer, such Investor Shares shall again become subject to all the restrictions of this Section 3.4.

               iv. Upon the transfer of any Investor Shares pursuant to paragraph 3.d.iii above, the rights set forth in Section 3.e and Section 5 of this Agreement will automatically and immediately terminate with respect to such transferred Investor Shares.

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               v. The provisions of this Section 3.d shall not apply to any distribution of Investor Shares by the Partnership (as defined in Section 7 below) to any of its partners, but only if such distribution is undertaken in accordance with the terms and provisions of the Partnership Agreement as in effect as of the date hereof (or as amended in accordance with Section 7 below).

               vi. The obligations set forth in this Section 3.d shall terminate at such time that the Company consummates an initial Public Offering or becomes subject to the reporting requirements of the Exchange Act.

          e. Co-Sale Rights.

               i. In the event that ATI enters into an agreement for the sale of 50% or more of the outstanding Common Stock of the Company (a "Proposed Sale"), then ATI shall provide to each Holder a notice describing the Proposed Sale (the "Tag-Along Notice"). The Tag-Along Notice shall set forth: (i) the shares of Common Stock proposed to be purchased (the "Tag-Along Offered Shares"); (ii) the proposed purchase price, including for this purpose any other consideration payable to ATI which is payable in connection with such sale, except to the extent such other consideration is paid in exchange for securities of the Company other than Common Stock (the "Tag-Along Offered Price"); and (iii) the proposed terms of purchase (the "Tag-Along Offered Terms").

               ii. Upon receipt of a Tag-Along Notice, a Holder shall have the right to participate in such Proposed Sale, exercisable by delivery of a notice to ATI (the "Participation Notice") within 30 days from the date of receipt of the Tag-Along Notice. The right of a Holder pursuant to this Section 3.e shall terminate if not exercised within 30 days after receipt of the Tag-Along Notice. The Participation Notice shall set forth the number of shares of Common Stock that the participating Holder desires to include in the proposed sale.

               iii. Following the expiration of the 30-day period referred to in subsection (ii) above, if a Holder has delivered the Participation Notice, ATI shall notify the Holder of the number of shares of Common Stock which the Holder may include in the proposed transfer (the "Includible Shares"), which shall be the lesser of (A) the shares requested for inclusion by the Holder; and (B) the product of (1) the Tag-Along Offered Shares multiplied by (2) a fraction, the numerator of which is the total number of Investor Shares then owned by the Holder and the denominator of which is the total number of shares of Common Stock outstanding (calculated on a fully-diluted basis, assuming the conversion of all convertible securities and the exercise of all options and warrants). Upon delivery of a Participation Notice, the participating Holder shall be entitled and obligated to sell to the proposed purchaser or purchasers his or her Includible Shares at the Tag-Along Offered Price pursuant to the Tag-Along Offered Terms, and the Common Stock which ATI shall be entitled to sell to the proposed purchaser or purchasers shall be reduced accordingly.


               iv. At the closing of the Proposed Sale (notice of the date, place and time of which shall be designated by ATI and provided to the Holder in writing at least five

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business days prior thereto), the selling Holder shall deliver an instrument evidencing the Includible Shares, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the purchaser or purchasers, duly executed by such Holder.

               v. The rights set forth in this Section 3.e shall terminate at such time that the Company consummates an initial Public Offering or becomes subject to the reporting requirements of the Exchange Act. Additionally, upon the transfer or assignment of any Investor Shares by the Holder thereof, other than a transfer without consideration to a Permitted Transferee, the rights set forth in this Section 3.e shall automatically and immediately terminate.


     4.   Information Rights.

          a. Financial Information. The Company will provide to each holder of at least 2,500 Investor Shares (as adjusted for stock splits, dividends, conversions, and the like):

               i. as soon as practicable, but in any event within one-hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, a statement of shareholder's equity as of the end of such year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail and to be prepared in accordance with generally accepted accounting principles ("GAAP"); and

               ii. as soon as practicable, but in any event within forty-five
(45) days after the end of the first three quarters of each fiscal year of the Company, an income statement and a balance sheet as of the end of such fiscal quarter prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP), subject to changes resulting from any year-end audit adjustments.

          b. Termination of Rights. The rights set forth in this Section 4 shall terminate at such time that the Company consummates an initial Public Offering or becomes subject to the reporting requirements of the Exchange Act.

     5.   Piggyback Registration Rights.

          a. Notice of Registration. The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company solely for cash (including, but not limited to, registration statements relating to secondary offerings of securities of the Company). If the holders of at least a majority of the Registrable Securities elect in writing to exercise their registration rights under this Section 5, and if such written election is made within 15 days after the delivery of the Company's notice, then the Company will afford the Holders an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holders; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to

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this Section 5 after the Company has effected two (2) such registrations that are subject to this Section 5.a and such registrations have been declared or ordered effective. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 15 days after delivery of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. However, if, at any time after giving notice to the Holders under this Section 5.a and before the effective date of the registration statement filed in connection with the proposed registration, the Company shall determine for any reason not to register or to delay registration of the securities proposed to be registered, the Company may, at its sole option, give written notice of such determination to the Holders who elected to participate in such registration, and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period of delay in registering the other securities proposed to be registered. Notwithstanding the foregoing, the provisions of this
Section 5 shall not apply to (i) any registration statement relating to the sale of securities to participants in a Company stock option plan, equity incentive plan, or any other employee benefit plan, (ii) a registration on a form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or (iv) an SEC Rule 145 transaction or a registration relating to a corporate reorganization.


          b. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

          c. Expenses of Company Registration. The Company shall bear and pay all expenses (other than underwriting discounts and commissions, stock transfer taxes, and fees of counsel to the Holders) incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 5.1 for each Holder, including (without limitation) all registration, filing, and qualification fees, and printers' and accounting fees.

          d. Underwriting Requirements. If a registration statement under which the Company gives notice under Section 5.1 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into

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an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the amount of Registrable Securities to be included in the registration for the account of the Holders will be reduced (to zero if necessary) pro rata among the Holders on the basis of the Registrable Securities to be included therein by each Holder, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s).

          e. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

          f. Indemnification. In the event any Registrable Securities are included in an underwritten registration statement under this Agreement:

               i. To the extent permitted by law, the Company will indemnify and hold harmless each Holder against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder any legal or other expenses reasonably incurred by the Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.f shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or such Holder's agent or representative; provided, further, that the Company shall not be liable to: i) any individual or entity that participates as an underwriter in the offering or sale of Registrable Securities or ii) any other individual or entity who controls such underwriter within the meaning of the Securities Act, to the extent that any loss, claim, damage, liability, or action arises out of the failure of such individual(s) or entity(ies) to send or give a copy of the final prospectus, as the same may be supplemented or amended, to the party asserting an untrue statement or alleged untrue statement or omission or alleged omission

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at or prior to the written confirmation of the sale of Registrable Securities to such party if such statement or omission was corrected in the final prospectus.

               ii. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon written information furnished by such Holder for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.f, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.f shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

               iii. Promptly after receipt by an indemnified party under this
Section 5.f of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.f, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of its liability to the indemnified party under this Section 5.f, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 5.f.

               iv. If the indemnification provided for in this Section 5.f is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense

                                       9

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in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               v. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               vi. The obligations of the Company and Holders under this Section 5.f shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5, and otherwise.

          g. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 5 may not be assigned except in connection with the transfer of Registrable Securities without consideration to a Permitted Trasnferee (and only with all related obligations) provided that (i) the transfer of the Registrable Securities by the Holder is undertaken in accordance with the terms and provisions of this Agreement, including the provisions of Section 2 of this Agreement, (ii) the Company is, within a reasonable time before such transfer, furnished with written notice of the name and address of such Permitted Transferee and the securities with respect to which such registration rights are being assigned. The transfer of Registrable Securities under this Section 5.g is only permitted when any transferee or assignee agrees in writing to be bound by and subject to all of the terms and conditions of this Agreement.

          h. Termination of Registration Rights. The registration rights granted pursuant to this Section 5 will terminate as to any Holder upon the later to occur of (a) such time as the Company and the Holder are satisfied that Rule 144(k) is available for the resale of all of the Holder's Registrable Securities, (b) the three-year anniversary following the date of the consummation of the Company's initial Public Offering, or (c) such time as a Holder has less than one percent of the outstanding shares of Company Common Stock and can sell all of its remaining Registrable Securities under Rule 144 during any three-month period.

          i. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               i. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration


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statement to become effective, and keep such registration statement effective until the distribution is completed, but not more than 150 days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the SEC under the Securities Act.

               ii. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               iii. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments and supplements thereto, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               iv. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               v. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               vi. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder copies of all amendments or supplements referred to in paragraphs (i) and (ii) of this Section 5.i.

               vii. Furnish, at the request of any Holder registering Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) a copy of the opinion of the counsel representing the Company for the purposes of such registration addressed to the underwriters for such registration and (ii) a copy of the "comfort letter" addressed to the underwriters for such registration from the independent certified public accountants of the Company.

     6.   [Intentionally left blank]

     7. Matters relating to the Partnership. The Partnership and Alloy Investors, as the general partner of the Partnership, each hereby agree that they shall not permit any amendment to be made to Section 3.5(a) or Section 5.5 of the Agreement of Limited Partnership of the Partnership, dated April 18, 2001 (the "Partnership Agreement"), without the prior written consent of the Company, which consent shall not be unreasonably withheld. Furthermore, the Partnership and Alloy Investors hereby agree that the Partnership may not make any distributions of any Investor Shares to the partners of such partnership except in accordance with the Partnership Agreement as in effect on the date hereof (or pursuant to any amendment to the Partnership Agreement approved by the Company in accordance with the preceding sentence). The Partnership and Alloy Investors agree and acknowledge that the provisions of this Section 7 are a material inducement with respect to the Company's execution and delivery of the Stock Purchase Agreement and this Agreement.

     8. Execution; Counterparts. A Person who has executed the Stock Purchase Agreement and signs a signature page hereto shall become a party hereto upon the issuance to such Person of Investor Shares for which such Person has subscribed. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     9. Notices. Any notices desired, required or permitted to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the overnight courier service, if delivered by overnight courier service:

     If to the Company, to:

               Liquidmetal  Technologies
               25800 Commercentre Dr., Suite 100
               Lake Forest, California  92630
               Attention:  James Kang, Chief Executive Officer

     If to the Shareholders, to the addresses set forth on the stock record books of the Company.

     If to ATI, to:

               ATI Holdings, LLC, c/o Iliant Corporation
               4300 West Cypress Street, Suite 900
               Tampa, Florida 33607
               Attention:  John Kang

     If to Alloy Investors, to:

               Alloy Investors, Inc.
               11103 Winthrop Way
               Tampa, Florida 33612
               Attention:  Roger Overby, President


     10. Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Company and the holder or holders of a majority of the Investor Shares. Any waiver, permit, consent or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

     11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12. Complete Agreement. This Agreement supersedes and preempts any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not.

     14. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Florida, without giving effect to provisions thereof regarding conflict of laws.

     15. Headings. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

     IN WITNESS WHEREOF, this Investor Rights and Shareholder Agreement was executed as of the date first set forth above.



                                LIQUIDMETAL TECHNOLOGIES


                                By:                /s/ John Kang
                                   ---------------------------------------------
                                   John Kang, Chairman of the Board of Directors



                                ATI HOLDINGS, LLC


                                By:  J. Holdsworth Capital Management, LLC,
                                        its manager


                                By:                /s/ John Kang
                                   ---------------------------------------------
                                   John Kang, Manager



                                ALLOY INVESTORS, INC.


                                By:              /s/ Roger Overby
                                   ---------------------------------------------
                                   Roger Overby, President

                            LIQUIDMETAL TECHNOLOGIES

                           COUNTERPART SIGNATURE PAGE
                                       TO
                    INVESTOR RIGHTS AND SHAREHOLDER AGREEMENT

     The undersigned hereby executes the Investor Rights and Shareholder Agreement among Liquidmetal Technologies (the "Company") and certain shareholders of the Company and hereby authorizes this signature page to be attached as a counterpart of such document executed by the Company. The undersigned hereby agrees to be bound by, and shall be entitled to the rights and benefits of the terms and provisions of the Investor Rights and Shareholder Agreement.


Dated:  April 18, 2001



                                 ALLOY VENTURES, LLP

                                 By:  Alloy Investors, Inc., its general partner


                                 By:               /s/ Roger Overby
                                    --------------------------------------------
                                    Roger Overby, President